Exhibit 4.1

VOYA FINANCIAL, INC. VOYA HOLDINGS INC.
6.012% Senior Notes due 2035 NINTH SUPPLEMENTAL INDENTURE
Dated as of May 21, 2025

to the Indenture Dated as of July 13, 2012

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

Exhibit 4.1

TABLE OF CONTENTS

		PAGE
	ARTICLE 1

	DEFINITIONS
Section 1.01	Certain Terms Defined in the Indenture; Additional Terms.	2

	ARTICLE 2
	FORM AND TERMS OF THE NOTES
Section 2.01	Form and Dating	4
Section 2.02	Paying Agent	5
Section 2.03	Global Notes	6
Section 2.04	Restrictions on Transfer and Exchange	6
Section 2.05	Terms of the Notes	8
Section 2.06	Optional Redemption	8
Section 2.07	Defeasance	9
Section 2.08	Sinking Fund	9
Section 2.09	Applicability of Certain Provisions of the Indenture solely in respect of the Notes	9

	ARTICLE 3
	MISCELLANEOUS
Section 3.01	Trust Indenture Act Controls	11
Section 3.02	Governing Law	11
Section 3.03	Payment of Notes	11
Section 3.04	Multiple Counterparts	11
Section 3.05	Severability	12
Section 3.06	Relation to Indenture	12
Section 3.07	Ratification	12
Section 3.08	Effectiveness	12
Section 3.09	Trustee Not Responsible for Recitals or Issuance of Securities or Performance by Others	13

	ARTICLE 4
	GENERAL GUARANTEE AGREEMENT
Section 4.01	General Guarantee Agreement Inapplicable	13

	EXHIBITS
EXHIBIT A	Form of Note	A-1
EXHIBIT B	Restricted Legend	B-1
EXHIBIT C	DTC Legend	C-1

Exhibit 4.1
NINTH SUPPLEMENTAL INDENTURE
NINTH SUPPLEMENTAL INDENTURE (this “Ninth Supplemental Indenture”), dated as of May 21, 2025, among VOYA FINANCIAL, INC. (formerly known as ING U.S., Inc.), a Delaware corporation (the “Company”), having its principal executive offices at 200
Park Avenue, New York, New York 10166, VOYA HOLDINGS INC. (formerly known as Lion Connecticut Holdings Inc.), a Connecticut corporation, as the initial Subsidiary Guarantor hereunder, and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (as successor in interest to U.S. Bank National Association), a national banking association, as trustee (the “Trustee”).

RECITALS
WHEREAS, the Company, the initial Subsidiary Guarantor and the Trustee executed and delivered an Indenture, dated as of July 13, 2012 (the “Indenture”), to provide for the issuance by the Company from time to time of Securities to be issued in one or more series as provided in the Indenture;
WHEREAS, the Board of Directors of the Company and the board of directors of the initial Subsidiary Guarantor have authorized the issuance and sale, pursuant to the Facility Agreement, dated as of May 21, 2025 (the “Facility Agreement”), among the Company, the initial Subsidiary Guarantor, Peachtree Corners Funding Trust II, a Delaware statutory trust (the “Trust”), and the Trustee, of up to $600,000,000 aggregate principal amount of a new series of the Securities of the Company designated as its 6.012% Senior Notes due 2035 (the “Notes”), to be fully, irrevocably and unconditionally guaranteed by the Subsidiary Guarantors;
WHEREAS, the Company desires to establish such series of Notes, to be fully, irrevocably and unconditionally guaranteed by the Subsidiary Guarantors in accordance with Article 12 of the Indenture;
WHEREAS, Sections 2.01 and 10.01 of the Indenture provide that the Company, when authorized by a Board Resolution, and the Trustee may amend or supplement the Indenture to provide for the issuance of and to establish the form, terms and conditions of the Securities of any series as permitted by the Indenture;
WHEREAS, the Company desires to establish the form, terms and conditions of the Notes; and
WHEREAS, all things necessary to make this Ninth Supplemental Indenture a legal, valid and binding supplement to the Indenture according to its terms and the terms of the Indenture have been done.
NOW, THEREFORE, for and in consideration of the premises, the Company, the initial Subsidiary Guarantor and the Trustee mutually covenant and agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:

Exhibit 4.1
ARTICLE 1 DEFINITIONS
Section 1.01    Certain Terms Defined in the Indenture; Additional Terms.
(a)For purposes of this Ninth Supplemental Indenture, all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture, as amended hereby.
(b)The following capitalized terms used herein shall be defined accordingly:
“Agent Member” means a member of, or a participant in, the Depository. “Certificated Note” means a Note in registered individual certificated form without interest coupons.
“Depositor Affiliated Owner/Holder” means the Company or any of its Affiliates.
“Depository” with respect to the Notes, shall have the meaning set forth in Section 2.01(b)(1)(i).
“DTC Legend” means the legend set forth in Exhibit C.
“Electronic Means” means the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.
“Global Note” means a Note issued as a Global Security in registered global form without interest coupons.
“H.15” shall have the meaning set forth in the definition of “Treasury Rate.” “H.15 TCM” shall have the meaning set forth in the definition of “Treasury Rate.” “Optional Redemption Date” shall have the meaning set forth in Section 2.06(b). “Par Call Date” means February 15, 2035.
“Redemption Price”, when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Ninth Supplemental Indenture.
“Regular Record Date” means the May 1 or November 1 of each year (whether or not a Business Day) immediately preceding the related Interest Payment Date; provided that (a) at any time that the outstanding Notes are held by the Trust or in book-entry form only, interest will be paid to the Persons in whose names such Notes are registered at the close of business on the Business Day immediately preceding the Interest Payment Date and (b) if any Notes are issued as Certificated Notes to the holders of pre-capitalized trust securities issued by the Trust (the

Exhibit 4.1
“Trust Securities”) in exchange therefor on or after May 1 or November 1 and prior to the next May 15 or November 15, as the case may be, interest shall be payable on such latter May 15 or November 15 to the Persons in whose names the Trust Securities were registered at the close of business on the preceding May 1 or November 1, as the case may be (whether or not a Business Day) (and notified in writing by the Company to the Trustee).

“Remaining Life” shall have the meaning set forth in the definition of “Treasury
Rate.”

“Restricted Legend” means the legend set forth in Exhibit B.
“Rule 144A” means Rule 144A under the Securities Act, as such rule may be amended from time to time.
“Rule 144A Certificate” means a certificate substantially in the form of Annex A to Exhibit A hereto.
“Treasury Rate” means, with respect to any Optional Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Optional Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) – H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable:
(1)the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Optional Redemption Date to the Par Call Date (the “Remaining Life”);
(2)if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than the Remaining Life and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or
(3)if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Optional Redemption Date.
If on the third Business Day preceding the Optional Redemption Date, H.15 TCM or any successor designation or publication is no longer published, the Company shall calculate the

Exhibit 4.1
Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Optional Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from such Par Call Date, one with a maturity date preceding such Par Call Date and one with a maturity date following such Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding such Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
“Trust Declaration” means the Amended and Restated Declaration of the Trust, dated as of May 21, 2025, among the Company, as depositor, The Bank of New York Mellon, as trustee, BNY Mellon Trust of Delaware, as Delaware Trustee, and the Company (solely for the purposes of Section 5.10(b), Section 5.10(f), Section 7.1(a) and Section 10.4(c) thereof).
“Trust Securities” shall have the meaning set forth in the definition of “Regular Record Date.”
ARTICLE 2

FORM AND TERMS OF THE NOTES
Section 2.01    Form and Dating.
(a)The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Notes shall be executed on behalf of the Company by any Officer and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these Officers on the Notes may be manual, electronic or facsimile. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000, in excess thereof. The Trustee shall authenticate the Notes pursuant to the written order of the Company in accordance with Section 2.03 of the Indenture.
The terms and notations contained in the Notes shall constitute, and are hereby expressly made, a part of the Indenture, as supplemented and amended by this Ninth Supplemental Indenture, and the Company, the initial Subsidiary Guarantor and the Trustee, by their execution and delivery of this Ninth Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

Exhibit 4.1
(b)(1)    Except as otherwise provided in paragraph (c) of this Section 2.01, Section 2.03(a)(iii), Section 2.04(b) or Section 2.04(c), each Note will bear the Restricted Legend.
(i)The Notes shall initially be issued in the form of one or more Certificated Notes registered in the name of the Trust pursuant to the Facility Agreement. If the Trust distributes the Notes to the holders of its Trust Securities upon its dissolution and termination, then prior to such distribution, the Notes shall be exchanged for one or more Global Notes which shall initially be deposited on behalf of the holders represented thereby with The Depository Trust Company, New York, New York (the “Depository”) and registered in the name of Cede & Co., the Depository’s nominee, duly executed by the Company, authenticated by the Trustee and guaranteed by the Subsidiary Guarantors in accordance with Article 12 of the Indenture and the provisions hereof. Beneficial interests in any Global Notes, once issued, may be exchanged for Certificated Notes only pursuant to Section 2.03(a)(iii).
(c)If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without compliance with any limits thereunder and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, the Company may instruct the Securities Registrar in an Officers’ Certificate to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Securities Registrar will comply with such instruction.
(d)By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Ninth Supplemental Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with this Ninth Supplemental Indenture and such legend.

Section 2.02    Paying Agent. The Company shall initially act as Paying Agent, Security Registrar and transfer agent for the Notes. Accordingly, the office of the Company located at 200 Park Avenue, New York, New York, 10166 shall be and hereby is, designated as the office or agency where the Notes may be presented for payment and where notices to or demands upon the Company in respect of the Notes and the Indenture, as supplemented and amended by this Ninth Supplemental Indenture, pursuant to which the Notes are to be issued may be served; provided that, if the Notes are distributed by the Trust to the holders of its Trust Securities upon the dissolution and termination of the Trust, the Trustee shall become the Paying Agent, Security Registrar and transfer agent for the Notes and the payment of the principal of (and premium, if any) and interest on the Notes shall be payable at the Corporate Trust Office of the Trustee, as Paying Agent. The Notes may be surrendered for registration of transfer or exchange at the office or agency to be maintained for that purpose in the Borough of Manhattan, The City of New York, and such office shall initially be the office of the Company located in the Borough of Manhattan, The City of New York, and the Security Register shall, in such instance, be kept at such office of the Company.

Exhibit 4.1
Section 2.03 Global Notes.

(a)Each Global Note will be registered in the name of the Depository or its nominee and, so long as The Depository Trust Company is serving as the Depository, will bear the DTC Legend.

(i)    Each Global Note will be delivered to the Trustee as custodian for the Depository. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depository, its successors or their respective nominees, except as set forth in clause (iii) of this Section 2.03(a).

(ii)    Agent Members will have no rights under this Ninth Supplemental Indenture with respect to any Global Note held on their behalf by the Depository, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depository or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under this Ninth Supplemental Indenture or the Notes, and nothing herein will impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(iii)    If (x) the Depository notifies the Company that it is unwilling or unable to continue as Depository for a Global Note and a successor depository is not appointed by the Company within 90 days of such notice or (y) an Event of Default has occurred and is continuing and the Trustee has received a written request from the Depository, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depository, and thereupon the Global Note will be deemed canceled. If such Global Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend. If such Global Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend.

(b) Each Certificated Note will be registered in the name of the Holder thereof or its nominee.

Section 2.04 Restrictions on Transfer and Exchange.

(a)The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section 2.04 and, in the case of a Global Note (or a beneficial interest therein), Section 2.03 and the applicable rules and procedures of the Depository. The Security Registrar shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(b) The Company or the Securities Registrar (if other than the Company) shall not be required to effect any transfer (other than to the Company or The Depository Trust Company or its nominee) of any Certificated Note on the Security Register unless (x) it receives a certificate substantially in the form of the Rule 144A Certificate duly executed by the holder or their attorney duly authorized in writing or (y) any other exemption from the registration requirements under the Securities Act is available and, in either case, the Company or the Securities Registrar (if other

Exhibit 4.1
than the Company) receives such documentation, including opinions of counsel, requested by the Company or the Securities Registrar (if other than the Company) in order to confirm compliance with the transfer restrictions set forth herein; provided that, if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required. In the event that a Global Note or a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Securities Registrar shall deliver a Certificated Note that does not bear the Restricted Legend.

(c)No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein) after such Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information; provided that, the Company has provided the Trustee with an Officers’ Certificate to that effect, and the Company may require from any Person requesting a transfer or exchange in reliance upon this clause an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate. Any Certificated Note delivered in reliance upon this paragraph will not bear the Restricted Legend.
(d)The Securities Registrar will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Securities Registrar.
(e)The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Ninth Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Ninth Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
(f)In the event that a Depositor Affiliated Owner/Holder is the beneficial owner or holder of any Trust Securities and requests that the trustee of the Trust exchange Trust Securities for Notes pursuant to Section 5.4(e) of the Trust Declaration, the Securities Registrar shall register the transfer of such Notes to the Depositor Affiliated Owner/Holder or, if requested, cancel such Notes in accordance with Section 2.09 of the Indenture. The Company shall provide the Trustee and the Securities Registrar with a copy of any request by any Depositor Affiliated Owner/Holder under Section 5.4(e) of the Trust Declaration promptly after such a request is made.

Exhibit 4.1
Section 2.05    Terms of the Notes. The following terms relating to the Notes are hereby established:
(a)Title. The Notes shall constitute a series of Securities having the title “6.012% Senior Notes due 2035.”
(b)Principal Amount. The aggregate principal amount at any one time outstanding of the Notes that may be authenticated and delivered under the Indenture, as supplemented and amended by this Ninth Supplemental Indenture, shall be $600,000,000. The Company may reissue Notes pursuant to Section 2.01(b)(1)(i) that have been repurchased pursuant to the Facility Agreement and cancelled pursuant to Section 2.09 of the Indenture. Notes that have been redeemed pursuant to Section 2.06 shall be cancelled and may not be reissued.
(c)Maturity Date. The entire outstanding principal of the Notes shall be payable on May 15, 2035.
(d)Interest Rate and Interest Payment Dates. The rate at which the Notes shall bear interest, if issued and outstanding, shall be 6.012% per annum, calculated on the basis of a 360-day year comprised of twelve 30-day months; interest shall accrue from the date of issuance pursuant to the Facility Agreement, or if such date is not a May 15 or November 15, the May 15 or November 15 immediately preceding the date of issuance, or if the Notes are issued prior to November 15, 2025, from May 21, 2025; the Interest Payment Dates for the Notes shall be May 15 and November 15 of each year, commencing on the May 15 or November 15 next following the date of issuance; the interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid, to the Persons in whose names the Notes (or one or more Predecessor Securities) are registered at the close of business on the Regular Record Date for such interest, provided, however, that interest payable at the Stated Maturity or upon redemption will be paid to the Person to whom principal is payable.
(e)Security Register. The Company, upon receipt of any notice of exercise or repurchase under Sections 2.1 or 2.2 of the Facility Agreement, shall reflect on the Security Register any increase or decrease in the principal amount of Notes represented by the Certificated Note issued to the Trust, upon receipt of written confirmation from the trustee of the Trust, in the case of any repurchase, of the receipt of the purchase price for the Notes to be delivered or repurchased.
(f)Currency. The currency of denomination of the Notes is United States Dollars. Payment of principal of and interest and premium, if any, on the Notes shall be made in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
Section 2.06    Optional Redemption.
(a)The provisions of Article 3 of the Indenture shall apply to the Notes.

Exhibit 4.1
(b)Prior to the Par Call Date, the Company may redeem the Notes, at its option, in whole or in part, at any time and from time to time (the date of any such redemption, an “Optional Redemption Date”), at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(i)(A) the sum of the present values of the remaining scheduled payments of principal and interest of the Notes being redeemed, discounted to the Optional Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, less (B) interest accrued to the Optional Redemption Date; and
(ii)100% of the principal amount of the Notes to be redeemed; plus, in either case, accrued and unpaid interest thereon to, but excluding, the Optional Redemption Date.
(c)On or after the Par Call Date, the Company may redeem the Notes, at its option, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the Optional Redemption Date.
(d)The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error. Calculations and selections in the foregoing will be made by the Company or on its behalf by a Person designated by the Company; provided, however, that such calculations and selections shall not be a duty or obligation of the Trustee under the Indenture.
(e)Notice of any redemption will be mailed (or, so long as the Notes are held in the form of one or more Global Notes deposited with DTC, otherwise transmitted in accordance with the procedures of DTC) at least 10 days but not more than 60 days before the Redemption Date to each holder of Notes to be redeemed at its registered address.
(f)The Notes may be redeemed in part in multiples equal to not less than $2,000 and integral multiples of $1,000 in excess thereof.
(g)Unless the Company defaults in payment of the Redemption Price, on and after the Optional Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption.
Section 2.07 Defeasance. The provisions of 11.02 through 11.06 of the Indenture shall apply to the Notes only after the Notes are distributed to the holders of the Trust Securities upon the dissolution and termination of the Trust.
Section 2.08 Sinking Fund. The provisions of Article 4 of the Indenture shall not apply to the Notes, and the Notes shall not be not subject to any sinking fund.
Section 2.09    Applicability of Certain Provisions of the Indenture solely in respect of the
Notes.

Exhibit 4.1
(a)Paragraph (a) of Section 3.04 Notice of Redemption of the Indenture shall be amended to add the following as the final paragraphs of such Paragraph (a) solely in respect of the Notes:
“Any notice of redemption of Securities to be redeemed at the option of the Company additionally may state that such redemption shall be conditional, in the Company’s discretion, on one or more conditions precedent, and that such conditional notice of redemption may be rescinded by the Company if it determines that any or all such conditions will not be satisfied by the Redemption Date, and that in such event, such notice of redemption shall be of no further force or effect and the Company shall not be required to redeem the applicable Securities on the Redemption Date or otherwise.
In the event a notice of redemption contains such a condition or conditions and the Company determines that any or all such conditions will not be satisfied prior to the Redemption Date, the Company shall provide written notice to the Trustee prior to the close of business at least two (2) Business Days prior to the Redemption Date. Such notice may provide that the notice of redemption shall be rescinded and the redemption shall not occur, as determined by the Company in accordance with the preceding paragraph and, upon receipt of such notice, the notice of redemption shall be rescinded and the redemption shall not occur, as provided in such notice. Upon receipt of such notice, the Trustee shall provide such notice to each Holder of the applicable Securities in the same manner in which the notice of redemption was provided.”
(b)Section 3.06 Securities Payable on Redemption Date of the Indenture shall be deleted, amended and restated in its entirety to read as follows solely in respect of the Notes:
“(a) Notice of redemption having been given as aforesaid, and, in the case of a conditional notice of redemption, not thereafter rescinded in accordance with Section 3.04, the Securities to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and, from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with such notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 2.07.
(b) Except in the case of a redemption of Securities to be redeemed at the option of the Company where the notice of redemption therefor has been rescinded, if any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.”
(c)Subsection (i) of Paragraph (a) of Section 5.06 Limitation on Liens of the Indenture is hereby amended and restated in its entirety as follows solely in respect of the Notes:

Exhibit 4.1
“(i) Voya Holdings Inc., Voya Retirement Insurance and Annuity Company, ReliaStar Life Insurance Company or Voya Investment Management LLC;”
(d)Paragraph (b) of Section 5.07 Limitation on Disposition of Stock of Certain Subsidiaries of the Indenture is hereby amended and restated in its entirety as follows solely in respect of the Notes:
(i)adding the word “or” at the end of subsection (ii).
(ii)deleting the “; or” at the end of subsection (iii) and adding a “.” at the end of such subsection.
(iii)deleting in its entirety subsection (iv).
(e)The last sentence of Paragraph (a) of Section 6.01 Company May Consolidate Etc., Only on Certain Terms of the Indenture, is hereby deleted in its entirety solely in respect of the Notes.
ARTICLE 3 MISCELLANEOUS
Section 3.01    Trust Indenture Act Controls. If any provision of this Ninth Supplemental
Indenture limits, qualifies or conflicts with another provision which is required to be included in this Ninth Supplemental Indenture by the Trust Indenture Act, the required provision shall control. If any provision of this Ninth Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Ninth Supplemental Indenture as so modified or to be excluded, as the case may be.
Section 3.02    Governing Law. This Ninth Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.
Section 3.03    Payment of Notes. Payments in respect of the Notes represented by the Global Notes or held by the Trust are to be made by wire transfer of immediately available funds to the accounts specified by the Holder thereof. With respect to Certificated Notes not held by the Trust, the Company will make all payments through the Paying Agent by mailing a check to each Holder’s registered address; provided, however, that payments may also be made, in the case of a Holder of at least $1.0 million aggregate principal amount of Notes, by wire transfer to the account specified by the Holder thereof.
Section 3.04    Multiple Counterparts. The parties may sign multiple counterparts of this Ninth Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same Ninth Supplemental Indenture. The words “execution”, “signed”, “signature” and words of like import in this Ninth Supplemental Indenture and in the Indenture shall include images of manually executed signatures transmitted by email or other

Exhibit 4.1
electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including without limitation, DocuSign and AdobeSign or any other similar platform identified by the Company and reasonably available at no undue burden or expense to the Trustee). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by Electronic Means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Without limitation to the foregoing, and anything in the
Indenture to the contrary notwithstanding, (a) any Officers’ Certificate, Company Order, Company Request, Opinion of Counsel, Security, certificate of authentication appearing on or attached to any Security, Guarantee, Subsidiary Guarantee supplemental indenture or other certificate, opinion of counsel, instrument, agreement or other document delivered pursuant to the Indenture may be executed, attested and transmitted by any of the foregoing Electronic Means and formats and (b) all references in this Ninth Supplemental Indenture or the Indenture to the execution or attestation of any Security by means of a manual, facsimile or electronic signature shall be deemed to include signatures that are made or transmitted by any of the foregoing Electronic Means or formats.
Section 3.05    Severability. Each provision of this Ninth Supplemental Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Ninth Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.
Section 3.06    Relation to Indenture. This Ninth Supplemental Indenture constitutes a part of the Indenture, the provisions of which (as modified by this Ninth Supplemental Indenture) shall apply to the series of Securities established by this Ninth Supplemental Indenture but shall not modify, amend or otherwise affect the Indenture insofar as it relates to any other series of Securities or modify, amend or otherwise affect in any manner the terms and conditions of the Securities of any other series.
Section 3.07    Ratification. The Indenture, as supplemented and amended by this Ninth Supplemental Indenture, is in all respects ratified and confirmed. The Indenture and this Ninth Supplemental Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this Ninth Supplemental Indenture supersede any conflicting provisions included in the Indenture unless not permitted by law. The Trustee accepts the trusts created by the Indenture, as supplemented and amended by this Ninth Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented and amended by this Ninth Supplemental Indenture.
Section 3.08    Effectiveness. The provisions of this Ninth Supplemental Indenture shall become effective as of the date hereof.

Exhibit 4.1
Section 3.09    Trustee Not Responsible for Recitals or Issuance of Securities or Performance by Others. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Ninth Supplemental Indenture, of the Securities or of the Trust Securities. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Securities or the proceeds thereof. The Trustee shall not be responsible for the actions or inactions of the Company, any Securities Registrar (other than the Trustee, if applicable), any Paying Agent (other than the Trustee, if applicable) or the trustee of the Trust.
ARTICLE 4

GENERAL GUARANTEE AGREEMENT
Section 4.01    General Guarantee Agreement Inapplicable. Without in any way limiting the obligations of the Company or any Subsidiary Guarantor hereunder, the General Guarantee Agreement dated April 17, 2012 by Voya Holdings Inc. in favor of each Person to whom the Company may owe any obligations evidenced by senior unsecured debentures, notes or similar debt instruments issued by the Company shall be inapplicable to the Securities. The Trustee shall not be entitled to enforce any rights under the General Guarantee Agreement with respect to any Securities or other obligation under this Ninth Supplemental Indenture. The Trustee waives all rights and remedies it may have under the General Guarantee Agreement with respect to any obligation under this Ninth Supplemental Indenture. For the avoidance of doubt, any obligation under this Ninth Supplemental Indenture is not an obligation as defined in the General Guarantee Agreement. This Article 4 does not in any way limit any obligation of the Company under any Securities or any Subsidiary Guarantor under its Subsidiary Guarantee.

[Remainder of page intentionally left blank; signature page follows]

Exhibit 4.1

IN WITNESS WHEREOF, the parties hereto have caused this Ninth Supplemental Indenture to be duly executed as of the date first above written.

VOYA FINANCIAL, INC.

By: /s/ Michelle P. Luk
Name: Michelle P. Luk
Title: Senior Vice President and Treasurer

By: /s/ Teddy Cordes
Name: Teddy Cordes
Title: Vice President and Assistant Treasurer VOYA HOLDINGS INC.
By: /s/ Michelle P. Luk
Name: Michelle P. Luk
Title: Senior Vice President and Treasurer

By: /s/ Teddy Cordes
Name: Teddy Cordes
Title: Vice President and Assistant Treasurer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name: David J. Ganss
Title: Vice President

Exhibit 4.1

IN WITNESS WHEREOF, the parties hereto have caused this Ninth Supplemental Indenture to be duly executed as of the date first above written.

VOYA FINANCIAL, INC.

By    -
Name: Michelle P. Luk
Title: Senior Vice President and Treasurer

By    -
Name: Teddy Cordes
Title: Vice President and Assistant Treasurer

VOYA HOLDINGS INC.

By    -
Name: Michelle P. Luk
Title: Senior Vice President and Treasurer

By:
Name: Teddy Cordes
Title: Vice President and Assistant Treasurer

U.S. BANK TRUST COMPANY,

By: /s/ David J. Ganss
Name: David J. Ganss
Title: Vice President

[Signature Page to Ninth Supplemental Indenture]

Exhibit 4.1
EXHIBIT A

[Form of 6.012% Senior Note due 2035] VOYA FINANCIAL, INC.
6.012% Senior Notes due 2035

Fully, Irrevocably and Unconditionally Guaranteed by Voya Holdings Inc.
No.    Principal Amount: $

CUSIP: 929089 AJ9
Voya Financial, Inc., a Delaware corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to
     , or registered assigns, the principal sum of
$    [[if this Note is a Global Note,] (or such other principal amount reflected on the books and records of the Trustee and the Depository, in accordance with the terms of the Indenture, which amount shall not exceed
$[500,000,000] at any time)] on May 15, 2035 (the “Maturity Date”) (except to the extent redeemed or repaid prior to the Maturity Date) and to pay interest thereon from the date of issuance or if the date of issuance is not a May 15 or November 15, the May 15 or November 15 immediately preceding the date of issuance, or if this Note is issued prior to November 15, 2025, from May 21, 2025, semi-annually in arrears at the rate of 6.012% per annum, on May 15 and November 15 of each year (each such date, an “Interest Payment Date”), commencing on the May 15 or November 15 next following the date of issuance, until the principal hereof is paid or made available for payment, calculated on the basis of a 360-day year consisting of twelve 30-day months.
Record Dates. The interest so payable, and punctually paid or made available for payment, on any Interest Payment Date, will, as provided in the Indenture (as defined below), be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the May 1 or November 1 (whether or not a Business Day, as defined in the Indenture), as the case may be, immediately preceding such Interest Payment
Date (the “Regular Record Date”), provided, that interest payable on the Maturity Date or upon redemption will be paid to the Person to whom principal is payable. Any such interest not punctually paid or duly provided for (“Defaulted Interest”) will forthwith cease to be payable to the Holder on such Regular Record Date, and such Defaulted Interest, may be paid to the Person in whose

Exhibit 4.1
name this Note (or one or more Predecessor Securities) is registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Notwithstanding the foregoing, at any time that this Note is held by Peachtree Corners Funding Trust II, a Delaware statutory trust (the “Trust”), or if this Note is held in book-entry form only, interest will be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Business Day immediately preceding the Interest Payment Date.
Place and Currency of Payment. Payment of principal, premium, if any, and interest on this Note will be made at the office or agency of the Company to be maintained for that purpose in New York, New York; provided that, if this Note (or one or more Predecessor Securities) has been distributed by the Trust to the holders of its trust securities upon the dissolution and termination of the Trust, the interest, principal and any other money due on this Note will be payable at the Corporate Trust Office of the Trustee, as Paying Agent, and this Note may be surrendered for registration of transfer or exchange at the office of the Trustee in the Borough of Manhattan, The City of New York or such other office or agency as may be designated for the surrender of Notes for registration of transfer or exchange; provided, however, that payments on this Note may at the Company’s option be paid in immediately available funds by wire transfer to an account maintained by the payee located in the United States of America or, if this Note (or one or more Predecessor Securities) has been distributed by the Trust to the holders of its trust securities upon the dissolution and termination of the Trust and is not represented by a Global Note, by mailing a check to the address of the Person entitled thereto as such address shall appear in the Security Registrar.
Payment of principal, premium, if any, and interest on this Note will be paid in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
Time of Payment. In any case where any Interest Payment Date, the Maturity Date or any date fixed for redemption or repayment of the Notes shall not be a Business Day, then (notwithstanding any other provision of the Indenture or this Note), payment of principal or interest, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, the Maturity Date or the date so fixed for redemption or repayment, and no interest shall accrue in respect of the delay.
General. This Note is one of a duly authorized issue of Securities of the Company, issued and to be issued in one or more series under an indenture, dated as of July 13, 2012 (the “Base Indenture”), among the Company, Voya Holdings Inc., as the initial Subsidiary Guarantor, and U.S. Bank Trust Company, National Association (herein called the “Trustee,” which term includes any successor

Exhibit 4.1
Trustee under the Indenture with respect to a series of which this Note is a part), as supplemented and amended by a Ninth Supplemental Indenture thereto, dated as of May 21, 2025 (the “Ninth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Subsidiary Guarantors party thereto from time to time and the Trustee. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Subsidiary Guarantors, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of a duly authorized series of Securities designated as “6.012% Senior Notes due 2035” (collectively, the “Notes”), limited in aggregate principal amount at any one time outstanding to $600,000,000.
The Notes are initially issuable only pursuant to the exercise of an issuance right (the “Issuance Right”) granted under the Facility Agreement, dated as of May 21, 2025 (the “Facility Agreement”), among the Company, the initial Subsidiary Guarantor, the Trust and the Trustee.
Events of Default. If an Event of Default with respect to the Notes shall have occurred and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.
Sinking Fund. The Notes are not subject to any sinking fund.
Redemption and Repurchase. The Notes are subject to optional redemption, in whole or in part, at the Company’s option, on at least 10 days, but not more than 60 days, prior notice mailed to the registered address of each Holder of the Notes, or provided by email or facsimile to the Trustee for transmission to the Depository or its nominee, or in the case of any notice given prior to the issuance of any Notes, provided to the trustee of the Trust, or such other notice method in accordance with the Indenture as determined by a resolution of the Board of Directors of the Company or a certificate executed by certain Officers of the Company (or, if the Notes are Global Notes, transmitted in accordance with the Depository’s standard procedures therefor) (any such date fixed for redemption, an “Optional Redemption Date”). If the Notes are redeemed, in whole or in part, prior to February 15, 2035 (the “Par Call Date”), the redemption price will be equal to the greater of (1) 100% of the principal amount of the Notes being redeemed and (2) a make-whole amount calculated as described in Section 2.06(b) of the Ninth Supplemental Indenture, plus in either case, accrued and unpaid interest thereon to, but excluding, the Optional Redemption Date. If any Notes are redeemed on or after the Par Call Date, the redemption price will equal 100% of the principal amount of such Notes, plus accrued and unpaid interest on such Notes to, but excluding, the Optional Redemption Date. The Notes are not subject to any mandatory redemption.
Restrictive Covenants. The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Subsidiaries to create liens or the ability of the Company to consolidate, merge or sell, transfer or lease all or substantially all of its assets.

Exhibit 4.1
Defeasance and Covenant Defeasance. The Indenture contains provisions for defeasance of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein that only apply to this Note after the Notes are distributed to the holders of the trust securities upon the dissolution and termination of the Trust.
Modification and Waivers; Obligations of the Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series. Such amendment may be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes of each series affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, on behalf of the Holders of all outstanding Securities, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority in aggregate principal amount of the outstanding Securities of individual series to waive on behalf of all of the Holders of Securities of such individual series certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Note and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the currency, herein prescribed.
Subsidiary Guarantees. This Note will be entitled to the benefits of certain Subsidiary Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Subsidiary Guarantors, the Trustee and the Holders.
No Recourse Against Others. No director, officer, agent, employee, incorporator, stockholder, partner, member, or manager of the Company or any Subsidiary Guarantor shall have any liability for any obligations of the Company or any Subsidiary Guarantor under any Notes, the Indenture or any Subsidiary Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
Limitation on Suits. As set forth in, and subject to, the provisions of the Indenture, no Holder of any Note will have any right to institute any proceeding

Exhibit 4.1
with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the outstanding Notes shall have made written request, and offered indemnity reasonably satisfactory to the Trustee to institute such proceedings as Trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or interest on this Note on or after the respective due dates expressed herein.
Authorized Denominations. The Notes are issuable in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Registration of Transfer or Exchange. As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registrable in the Security Register upon surrender of this Note for registration of transfer, at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder hereof or their attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
This Note (and if this Note is a Global Note, any beneficial interest herein) shall not be offered, sold, pledged or otherwise transferred except in compliance with the requirements set forth in the legends hereof. If this Note is a Certificated Note, the Company or the Trustee, as Security Registrar, shall not be required to effect any transfer (other than to the Company or The Depository Trust Company or its nominee) of this Note on the Security Register unless it receives a certificate substantially in the form set forth in Annex A and duly executed by the Holder hereof or their attorney duly authorized in writing, together with other documentation, including any opinions of counsel, requested by the Company or the Trustee in order to confirm compliance with the transfer restrictions set forth herein.
As provided in the Indenture and subject to certain limitations herein and therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Holders surrendering the same.
No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the

Exhibit 4.1
Holder as the owner hereof for all purposes (except with respect to certain payments of Defaulted Interest), whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
Defined Terms. All terms used in this Note, which are defined in the Indenture and are not otherwise defined herein, shall have the meanings assigned to them in the Indenture.
Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.
Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
[Remainder of page intentionally left blank; signature pages follow]

Exhibit 4.1
IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed and its seal to be hereunto affixed and attested.
Dated:
VOYA FINANCIAL, INC.

By:         Name:
Title:

By:         Name:
Title:

Attest:

By:         Name:
Title:

Exhibit 4.1
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture, as such is supplemented by the within-mentioned Ninth Supplemental Indenture.
Dated:
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:         Name:
Title:    Authorized Signatory

Exhibit 4.1
Annex A

Rule 144A Certificate
Voya Financial, Inc.
200 Park Avenue
New York, New York 10166
U.S. Bank Trust Company, National Association One Federal Street, 3rd Floor
Boston, Massachusetts 02110 Attn:    David Ganss
Re:    6.012% Senior Notes due 2035 of Voya Financial, Inc. (the “Notes”)
Reference is made to the Indenture, dated as of July 13, 2012 (the “Base Indenture”), as amended and supplemented by the Ninth Supplemental Indenture, dated as of May 21, 2025 (the “Ninth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), relating to the Notes. Terms used herein and defined in the Indenture or in Rule 144A, as such rule may be amended from time to time (“Rule 144A”), under the U.S. Securities Act of 1933, as amended (the “Securities Act”), are used herein as so defined.
This certificate relates to U.S.$     principal amount of Notes, which are evidenced by the following certificate(s) (the “Specified Securities”):
CUSIP No.: 929089 AJ9
CERTIFICATE No(s).
The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that (i) it is the sole registered holder of the Specified Securities, or (ii) it is acting on behalf of all the registered holders of the Specified Securities and is duly authorized by them to do so. Such registered holder or holders are referred to herein collectively as the “Holder.”
The Holder has requested that the Specified Securities be transferred. In connection with such transfer, the Holder hereby certifies that the transfer is being effected in accordance with Rule 144A under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Holder hereby further certifies as follows:
1.the Specified Securities are being transferred to a person that the Holder and any person acting on its behalf reasonably believe is a “qualified institutional buyer” within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and
2.the Holder and any person acting on its behalf have taken reasonable steps to ensure that such transferee of the Specified Securities is aware that the Holder may be relying on Rule 144A in connection with the transfer.

Exhibit 4.1
This certificate and the statements contained herein are made for your benefit and the benefit of the Company.
Date:

Very truly yours,

By:         Name:
Title:
Address:

(If the Undersigned, as such term is defined in the third paragraph of this certificate, is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

Exhibit 4.1
ASSIGNMENT FORM
I or we assign and transfer this Note to

(Print or type name, address and zip code of assignee or transferee)
(Insert Social Security or other identifying number of assignee or transferee)
and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Dated:	Signed:
(Sign exactly as name appears on the other side of this Note)
Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Exhibit 4.1
[Attach to Global Note only]
SCHEDULE OF INCREASES AND DECREASES IN GLOBAL NOTE VOYA FINANCIAL, INC.
6.012% Senior Notes due 2035
Fully, Irrevocably and Unconditionally Guaranteed by Voya Holdings Inc.
The initial principal amount of this Global Note is $    . The following increases or decreases in this Global Note have been made:

Date	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

Exhibit 4.1
EXHIBIT B

RESTRICTED LEGEND
THE SECURITIES EVIDENCED HEREBY, AND ANY INTEREST OR PARTICIPATION THEREIN, HAVE NOT BEEN REGISTERED UNDER THE U.S.
SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY, AND ANY INTEREST OR PARTICIPATION THEREIN, IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY, AND ANY INTEREST OR PARTICIPATION THEREIN, MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
THIS SECURITY, AND ANY INTEREST OR PARTICIPATION THEREIN, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE QUALIFIED INSTITUTIONAL BUYERS IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR PURSUANT TO RULE 144 UNDER THE SECURITIES ACT, IF APPLICABLE, OR ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.
ANY PURCHASER OR HOLDER OF THE SECURITIES, AND ANY INTEREST OR PARTICIPATION THEREIN, REPRESENTS BY ITS PURCHASE AND HOLDING OF THE SECURITIES THAT EITHER (1) IT IS NOT (A) AN EMPLOYEE BENEFIT PLAN AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE
RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO TITLE I OF ERISA, (B) A PLAN DEFINED IN AND SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (C) A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA), A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) OR A NON-
U.S. PLAN (AS DESCRIBED IN SECTION 4(B)(4) OF ERISA) THAT IS NOT SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE BUT IS SUBJECT TO SIMILAR PROVISIONS UNDER APPLICABLE FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS (“SIMILAR LAWS”) OR (D) AN ENTITY
WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLANS PURSUANT TO SECTION 3(42) OF ERISA, DEPARTMENT OF LABOR REGULATIONS OR OTHERWISE, OR (2) ITS PURCHASE, HOLDING AND SUBSEQUENT DISPOSITION OF THE SECURITIES WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR VIOLATE ANY APPLICABLE SIMILAR LAWS.

Exhibit 4.1
VOYA FINANCIAL, INC. RESERVES THE RIGHT TO MODIFY THE FORM OF CERTIFICATES REPRESENTING THE SECURITIES FROM TIME TO TIME TO REFLECT ANY CHANGES IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THEIR PURCHASE OR RESALE. THE SECURITIES AND RELATED DOCUMENTATION, INCLUDING THIS LEGEND, MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THE SECURITIES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF SECURITIES SUCH AS THE SECURITIES GENERALLY. EACH HOLDER OF THIS CERTIFICATE SHALL BE DEEMED, BY THE ACCEPTANCE OF THIS CERTIFICATE, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

Exhibit 4.1
EXHIBIT C

DTC LEGEND
THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO VOYA FINANCIAL, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN
SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.